EXHIBIT 4.1

L BRANDS, INC. (formerly known as LIMITED BRANDS, INC.),

THE GUARANTORS PARTY HERETO, as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

_________________________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of June 30, 2019

to

INDENTURE

Dated as of June 16, 2016

_________________________________

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

SECTION 1.1.	Definitions.	2
ARTICLE TWO

AMENDMENTS

SECTION 2.1.	Amendments.	3
ARTICLE THREE

MISCELLANEOUS

SECTION 3.1.	Effect of Fourth Supplemental Indenture.	3
SECTION 3.2.	Effect of Headings.	3
SECTION 3.3.	Successors and Assigns.	3
SECTION 3.4.	Severability Clause.	3
SECTION 3.5.	Benefits of Fourth Supplemental Indenture.	4
SECTION 3.6.	Conflict.	4
SECTION 3.7.	Governing Law.	4
SECTION 3.8.	Trustee.	4

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2019, among L Brands, Inc. (formerly known as Limited Brands, Inc.), a Delaware corporation (hereinafter called the “Company”), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee hereunder (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee, entered into an indenture, dated June 16, 2016 (the “Base Indenture”), as amended by the first supplemental indenture, dated June 16, 2016 (the “First Supplemental Indenture”), as further amended by the second supplemental indenture, dated January 23, 2018 (the “Second Supplemental Indenture”), and as further amended by the third supplemental indenture, dated June 20, 2019 (the “Third Supplemental Indenture” and the Base Indenture, as amended by the First Supplemental Indenture and Second Supplemental Indenture, the “Original Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company may be issued in one or more series from time to time;

WHEREAS, Mast Industries, Inc., a Delaware corporation, wholly owned subsidiary of the Company, and Guarantor changed its name from “Mast Industries, Inc.” to “MII Brand Import, LLC” (the “Name Change”);

WHEREAS, Section 13.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Debt Securities, for specified purposes stated therein;

WHEREAS, the Company and the Guarantors desire to supplement the Indenture to reflect the Name Change;

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid supplement to the Original Indenture have been done; and

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

SECTION 1.1.       Definitions.

The Original Indenture together with this Fourth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.”  For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Fourth Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(5)           all references used herein to the male gender shall include the female gender.

ARTICLE TWO

OPERATION OF AMENDMENTS

SECTION 2.1.       Amendments.

The Original Indenture is hereby amended by replacing each instance of “Mast Industries, Inc.” with “MII Brand Import, LLC.”

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1.       Effect of Fourth Supplemental Indenture.

(1)           This Fourth Supplemental Indenture is a supplemental indenture within the meaning of Section 13.01 of the Original Indenture, and the Original Indenture shall be read together with this Fourth Supplemental Indenture and shall have the same effect over all of the Debt Securities, in the same manner as if the provisions of the Original Indenture and this Fourth Supplemental Indenture were contained in the same instrument.

(2)           In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Fourth Supplemental Indenture.

SECTION 3.2.       Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.3.       Successors and Assigns.

All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 3.4.       Severability Clause.

In case any provision in this Fourth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.5.       Benefits of Fourth Supplemental Indenture.

Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

SECTION 3.6.       Conflict.

In the event that there is a conflict or inconsistency between the Original Indenture and this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 3.7.       Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

SECTION 3.8.       Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed on the date and year first written above.

L BRANDS, INC. (f/k/a Limited Brands, Inc.)
By:	/s/ TIMOTHY J. FABER
	Name:	Timothy J. Faber
	Title:	Senior Vice President and Treasurer

  [Signature Page to Fourth Supplemental Indenture]

GUARANTORS:
BATH & BODY WORKS BRAND
MANAGEMENT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
LIMITED BRANDS DIRECT FULFILLMENT, INC.
LIMITED BRANDS SERVICE COMPANY, LLC
LIMITED STORE PLANNING, INC.
MII BRAND IMPORT, LLC (F/K/A MAST INDUSTRIES, INC.)
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC
By:	/s/ TIMOTHY J. FABER
	Name:	Timothy J. Faber
	Title:	Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:	/s/ SCOTT MILLER
	Name:	Scott Miller
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]